                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:

/ /  Preliminary proxy statement

/X/  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               VARITY CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               VARITY CORPORATION
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
       Not Applicable

(2) Aggregate number of securities to which transaction applies:
       Not Applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       Not Applicable

(4) Proposed maximum aggregate value of transaction:
       Not Applicable

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
       Not Applicable

(2) Form, schedule or registration statement no.:
       Not Applicable

(3) Filing party:
       Not Applicable

(4) Date filed:
       Not Applicable

                               VARITY CORPORATION

                              672 Delaware Avenue
                          Buffalo, New York 14209-2202

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Meeting") of Stockholders of Varity Corporation (the "Company") will be held at the Hyatt Regency Buffalo, Two Fountain Plaza, Buffalo, New York on Thursday, the 25th day of May, 1995 at 10:30 a.m. for the following purposes:

     (1) to elect twelve (12) directors;

     (2) to ratify the appointment of independent auditors; and

     (3) to transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     The close of business on April 6, 1995 has been fixed as the record date for the determination of stockholders who will be entitled to receive notice of and to vote at the Meeting.

                                          By Order of the Board of Directors

                                          KENNETH L. WALKER
                                          Secretary

Buffalo, New York
April 21, 1995

     STOCKHOLDERS MAY EXERCISE THEIR RIGHTS BY ATTENDING THE MEETING OR BY COMPLETING A FORM OF PROXY. SHOULD YOU BE UNABLE TO ATTEND THE MEETING IN PERSON, KINDLY DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AT YOUR EARLIEST CONVENIENCE. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY. IF YOU DO NOT VOTE YOUR SHARES IN PERSON, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS AS INDICATED ON YOUR PROXY. IN THE ABSENCE OF INSTRUCTIONS, YOUR SHARES WILL BE VOTED FOR THE PERSONS NOMINATED AS DIRECTORS IN ITEM 1 AND FOR ITEM 2 AS LISTED ON THE FORM OF PROXY AND AT THE PROXYHOLDER'S DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                               VARITY CORPORATION

                              672 Delaware Avenue
                          Buffalo, New York 14209-2202

                                PROXY STATEMENT

     This statement is being furnished in connection with the solicitation by the Board of Directors and management of Varity Corporation ("Varity" or the "Company") of proxies for use at the Annual Meeting of Stockholders (the "Meeting") of the Company, to be held on May 25, 1995 for the purposes set forth in the foregoing Notice of Meeting, and any adjournment thereof.

     The holders of shares representing not less than one-third of the total voting power of the shares entitled to be voted at the Meeting, present in person or by proxy, shall constitute a quorum. The Company had 40,791,580 shares of Common Stock and 2,001,000 shares of Class II Preferred Stock outstanding on April 6, 1995. Each share of Common Stock has one vote on each matter in question. Each share of Preferred Stock has approximately 1.02 votes on each matter in question. Shareholders of record at the close of business on April 6, 1995 are entitled to vote. The first date on which this proxy statement and accompanying proxy card are being mailed to stockholders is on or about April 21, 1995. Abstentions and broker non-votes shall not be counted as either for or against a matter or nominee, but the shares represented by such abstention or broker non-vote shall be considered present at the Meeting for quorum purposes.

                            1. ELECTION OF DIRECTORS

     The Board of Directors is elected annually and may consist of such number between 6 and 24 members as the directors may from time to time determine. The directors have determined that the number of directors following the Meeting shall be 12. Directors are elected by a plurality of the votes cast by the holders of voting securities at the Meeting. UNLESS AUTHORITY TO VOTE IS WITHHELD, SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES IN FAVOR OF THE PERSONS DESIGNATED IN THE ENCLOSED FORM OF PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED BELOW. The term of office for each director will be from the date of the Meeting at which he is elected until the 1996 Annual Meeting of Stockholders of Varity or until his successor is elected or appointed. In the event of any vacancy on the Board of Directors prior to the Meeting, a majority of the directors then in office may fill such vacancy until a successor shall be elected and qualified.

     Information regarding the nominees is set forth below:

     PAUL M. F. CHENG, age 58, is a director of Inchcape, plc. and Chairman of Inchcape Pacific Limited, a regional subsidiary of Inchcape, plc. Mr. Cheng was elected a director of the company in January, 1995. He is also the Chairman of
N. M. Rothschild and Sons (Hong Kong) Limited and a director of The Union Insurance Society of Canton Limited.

     WILLIAM A. CORBETT, age 63, is a Partner and Honorary Chairman of the law firm of Fraser & Beatty in Toronto. He served as Chairman of Lloyds Bank Canada from 1988 until 1990. Mr. Corbett was first elected a director of the Company in 1984. He is also Chairman of The New Providence Development Company Limited and a director of Polysar Rubber Corporation, Bayer Inc., Canadian Reinsurance Company, Canadian Reassurance Company, Cara Operations Limited, CFM International Inc., The Lyford Cay Company Limited, and Windfields Farm Limited.

     THOMAS N. DAVIDSON, age 55, serves as Chairman of Nu-Tech Precision Metal Inc. He served as the Chairman of General Trust Corporation until 1993, Cardinal Crest Partners until 1993, Reeftor Industries Ltd. until 1991 and as the Chairman of PCL Industries Ltd. until 1990. Mr. Davidson was first elected a director of the Company in 1987. He is also a director of Canada Publishing Corporation, Buffalo Brass Company, Derlan Industries and MDC Corporation.

     ROBERT M. GATES, age 51, is the former Director of the United States Central Intelligence Agency. Prior to serving as Director, Mr. Gates served as Deputy National Security Adviser and Assistant to the President of the United States. Mr. Gates was first elected a director of the Company in 1993. He is also a director of TRW, Inc. and NACCO Industries.

     LUIZ F. KAHL, age 58, is the President of The Carborundum Company and the Chief Executive of BP Advanced Materials. Mr. Kahl was first elected a director of the Company in 1993. He is also a director of National Fuel Gas Company.

     VINCENT D. LAURENZO, age 55, is retired. He has been Vice Chairman of the Board of Directors of the Company since 1988. Mr. Laurenzo served as President of Varity Corporation from 1981 until his retirement on November 1, 1994. He was first elected a director of the Company in 1982.

     W. DARCY MCKEOUGH, age 62, serves as Chairman of McKeough Investments Ltd. He served as Chairman of Canada Development Investment Corporation from 1987 until 1990; and as the Chairman of Redpath Industries Limited from 1989 until 1990. Mr. McKeough was first elected a director of the Company in 1986. He also serves as a director of Canada General Tower Limited, Intertan Inc., McKeough Sons Co. Ltd., Mediacom Inc., Noranda Inc., Numac Energy, Ranger Forest Products Inc., and St. Mary's Cement Corporation.

     SIR BRYAN NICHOLSON, age 62, was named non-executive Chairman of Varity Europe Limited (a subsidiary of the Company) in January, 1993. He is currently President of the Confederation of British Industry, Chairman of British United Provident Association and is the former Chairman and Chief Executive Officer of the British Post Office. Sir Bryan Nicholson was first elected a director of the Company in 1993. He is also a director of British United Provident Association and GKN, PLC., both in the UK.

     VICTOR A. RICE, age 54, has been Chairman of the Board of Directors and Chief Executive Officer of the Company since 1980. He was first elected a director of the Company in 1978. Mr. Rice also serves as a Director of American Precision Industries, Comptek Research Inc., International Murex Technologies Corporation and Louisiana Land and Exploration Company.

     WARREN S. RUSTAND, age 52, is the Chairman and CEO of the Cambridge Company Ltd., Chairman of Rural Metro Corporation, and Chairman of Health Partners. He also serves as a Director of Soda Creek Industries and Ventana Group Systems. Mr. Rustand has been a director since 1989.

     WILLIAM R. TESCHKE, age 65, served as a consultant to the Bank of Nova Scotia from 1985 until 1992 and previously served as Deputy Minister of the Canadian Department of Industry, Trade and Commerce and Regional Industrial Expansion. He was first elected a director of the Company in 1985. Mr. Teschke also serves as a director of Westinghouse Canada Inc., Pratt and Whitney Canada, and The Gore Mutual Insurance Company.

     THE HONORABLE ROBIN H. WARRENDER, age 67, served from 1986 until February 1993 as Chairman and Chief Executive of London Wall Holdings PLC, (the holding company of a group of Lloyds of

London underwriting agencies) which was placed into receivership in February 1994. Mr. Warrender was first elected a director in 1982.

DIRECTORS' COMMITTEES AND MEETINGS

     The Board of Directors met six times during the fiscal year ended January 31, 1995. During the fiscal year, each director of the Company attended 75% or more of the total number of Board Meetings and 75% or more of the total number of committee meetings for each committee on which he served.

     The Company's Audit Committee during the fiscal year ended January 31, 1995 consisted of Directors Rustand, Corbett, Gates, McKeough, and Teschke. The Audit Committee reviews the financial statements of the Company, the scope and results of the internal and external audits of the Company, the internal financial controls of the Company, significant or unusual transactions between the Company and its associates and procedures that are being followed to ensure compliance with the Company Policy on Standards of Business Conduct. The Audit Committee met four times during the fiscal year ended January 31, 1995.

     The Company's Human Resources Committee during the fiscal year ended January 31, 1995 consisted of Directors Davidson, Kahl, Nicholson, Rice and Warrender. The Human Resources Committee reviews the status of human resources and succession planning throughout the Company. The Human Resources Committee met two times during the fiscal year ended January 31, 1995.

     The Compensation Committee during the fiscal year ended January 31, 1995 consisted of Directors Davidson and Warrender. The Compensation Committee has sole authority for the administration of salaries, pensions, and other compensation, as well as terms and conditions of employment, of senior executives. The Compensation Committee also has sole authority to administer any equity based compensation plan. The Compensation Committee met four times during the fiscal year ended January 31, 1995.

DIRECTORS' FEES AND COMPENSATION

     Directors receive an annual retainer of $25,000 plus $1,000 for each Board meeting attended. The chairman of a committee receives $2,500 for each committee meeting attended and other committee members receive $2,000 for each committee meeting attended. Only one attendance fee, however, is paid for multiple Board and Committee meetings on the same day. Directors who are Company employees do not receive Board attendance or committee attendance fees. Directors who are not employees of the Company, upon retirement from the Board of Directors, are entitled to a payment which equals $10,000 times the number of years that the retiring Director has served as a non-employee Director of the Company. The manner in which a Director's retirement compensation may be paid is determined by the Compensation Committee. Sir Bryan Nicholson is compensated (pound) 80,000 annually as the non-executive Chairman of Varity Europe Limited. In addition he is eligible to receive a short term incentive award based on the performance of the Company. For fiscal 1994 he received an award of (pound) 47,352.

     Under the Shareholder Value Incentive Plan approved by the shareholders, each non-employee Director in office immediately following each annual shareholder meeting will receive a grant of premium options to purchase 3,000 shares with an exercise price set at a premium, as determined by a formula, above the average closing price of the shares on the New York Stock Exchange for the final 20 trading days in the preceding January. On June 2, 1994 each non-employee Director was granted 3,000 options at a 29% premium.

DIRECTORS' AND OFFICERS' SHARE OWNERSHIP

     The table below sets forth, as of April 6, 1995, the beneficial ownership (as defined by the Securities and Exchange Commission, the "SEC") of the Company's equity securities by the directors and executive officers of the Company. As of April 6, 1995, Mr. Laurenzo and Mr. Rice beneficially owned respectively (including shares issuable upon exercise of options exercisable within 60 days of April 6, 1995) approximately 1.2% and 1.7% of the Company's outstanding Common Stock. As of April 6, 1995, no other director or executive officer of the Company individually beneficially owned more than 1% of the Company's outstanding Common Stock. As of April 6, 1995, all directors and executive officers as a group beneficially owned approximately 4.4% of the Company's Common Stock. As of April 6, 1995 no director or executive officer owned any Class II Preferred Stock.

                                                                  COMMON
                                                                 SHARES(1)
                                                                 ---------
                  P. M. F. Cheng...............................         0
                  W. A. Corbett (2)............................     7,100
                  T. N. Davidson...............................    14,480
                  R. M. Gates..................................     6,000
                  L. F. Kahl...................................     7,500
                  V. D. Laurenzo...............................   515,090
                  W. D. McKeough (3)...........................     9,000
                  B. Nicholson.................................     6,704
                  V. A. Rice...................................   689,907
                  W. S. Rustand................................     6,100
                  W. R. Teschke (3)............................     8,500
                  R. H. Warrender..............................     6,100
                  N. D. Arnold.................................   154,687
                  J. A. Gilroy.................................   117,673
                  E. J. Gulda..................................    57,932
                  J. E. Utley..................................    94,353
                  All Directors and Executive Officers as a
                    Group (27 Persons).........................  1,882,728

- ---------------

Notes:

(1) Includes the following shares of the Company's Common Stock issuable upon the exercise of options which are exercisable within 60 days of April 6, 1995: for Mr. Laurenzo 435,890 shares, Mr. Rice 601,087 shares, all other Directors 6,000 shares each (except Mr. Cheng), Mr. Arnold 136,967 shares, Mr. Gilroy 111,063 shares, Mr. Gulda 56,750 shares, Mr. Utley 92,983 shares and all directors and executive officers as a group (24 persons) 1,663,367 shares.

(2) Mr. Corbett is a partner of Fraser & Beatty, who have provided and continue to provide legal advice to the Company.

                                        4

(3) Mr. McKeough and Mr. Teschke were each Directors of Canada Development Investment Corporation ("CDIC") for part of the fiscal year ended January 31, 1995. CDIC participated in the Company's past financial restructurings and, in connection with such participation, CDIC received a significant number of the Company's securities. CDIC is the owner of 1,250,000 Class II Preferred Shares. See "Other Stockholder Ownership".


     Luiz F. Kahl, a director of the Company, and Edward J. Gulda, an executive officer of the Company, each filed late with the SEC one required report relating to one transaction involving Common Stock of the Company. In making this statement, the Company has relied on the written representations of its incumbent directors and executive officers and copies of the reports that they have filed with the SEC.

                          2. RATIFICATION OF AUDITORS

     UNLESS OTHERWISE SPECIFIED, SHARES REPRESENTED BY MANAGEMENT PROXIES WILL BE VOTED FOR THE APPROVAL OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP, AS INDEPENDENT AUDITORS OF THE COMPANY, TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS. KPMG Peat Marwick LLP were initially appointed as auditors of the Company at the 1990 Annual Meeting of stockholders.

     To the knowledge of the Company, neither KPMG Peat Marwick LLP nor any of its partners has any direct or indirect financial interest in the Company or any of the Company's subsidiaries.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JANUARY 31, 1996.

                           3. EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     This report of the Compensation Committee of the Board of Directors provides an overview of the Company's compensation philosophy and executive compensation programs. It discusses compensation-related decisions in general, and specifically those relating to the Company's Chief Executive Officer, for the fiscal year ending January 31, 1995 ("Fiscal 1994").

THE EXECUTIVE COMPENSATION PROGRAMS' OVERALL OBJECTIVES

     The Company's executive compensation programs have been designed to support the Company's goal of enhancing shareholder value by providing incentives that will attract, reward and retain highly-qualified executives critical to the long-term success of the Company. The Company's policy is to establish overall base salary and target bonus at approximately median competitive levels. Median competitive levels are determined by an independent consulting firm based on its proprietary data bank of approximately 400 industrial companies in the United States ( the "Comparison Group"). The Comparison Group includes three of the seven companies in the S & P 500 Machinery group (excluding Varity), and two of the five companies in the S & P 500 Auto Parts group, which two groups are shown on the graph under "Performance Graph". The Company's objective is to pay salaries that range from 80% of the median competitive level to 120% of the competitive level. The Chief Executive Officer and his direct reports in fiscal 1994 were paid salaries on average of 102% of median. However, as a result of the relationship between executive compensation and corporate performance, in any particular year the Company's executives may be paid more or less than executives of companies included in the Comparison Group depending on the Company's performance. The Company's philosophy recognizes the key role played by executives and is based upon the belief that providing variable incentives to meet and exceed corporate goals will contribute to the goal of providing above-average shareholder returns.

     The Annual Performance Plan remains entirely based on Economic Value Added ("EVA") targets. The Company's EVA target as determined by the Compensation Committee is the improvement in operating profit or loss of the Company after a charge for the capital (both debt and equity) invested in the Company. The EVA targets for operating groups and business units are established on a similar basis.

     The Compensation Committee approved only premium stock option grants for senior executives (which include all the named and certain other executive officers) in Fiscal 1994 at an exercise price of 29% above the average stock closing price for the last twenty trading days in January 1994. This premium for senior executives, when combined with the EVA targets for the Company, is intended to further align management and shareholder interests and lead to higher Company stock prices.

AN OVERVIEW OF EXECUTIVE COMPENSATION PLANS

     The Company's executive compensation programs have three components: base salary, annual incentive and long-term incentive. A discussion of the Committee's decisions regarding executive compensation and an overview of the various elements are presented below.

  BASE SALARY PROGRAM

     The Company's base salary program is intended to provide base salary ranges that reflect median salary levels of the Comparison Group. Base salaries are periodically adjusted to reflect each individual executive's performance and contribution to the overall financial results of the Company, the length of time in the position, and changes in salary levels of the Comparison Group. The Compensation Committee, based upon research and advice provided by independent consultants, annually reviews salary levels for similar positions of the Comparison Group. No specific weights are attributed to these various factors when determining base salaries.

     Pursuant to employment agreements described below under "Employment Agreements", Messrs. Laurenzo and Rice were guaranteed minimum annual base salaries of $545,000 and $645,000, respectively. These guaranteed minimums were below the actual paid and were not a factor in determining appropriate salaries.

  ANNUAL PERFORMANCE PLANS

     The Fiscal 1994 Annual Performance Plan provided competitive annual variable pay opportunities to senior executives and other management employees based solely upon achievement of annual improvements in EVA. The amount of the annual bonus for senior executives and other management employees for Fiscal 1994 was based solely upon performance in relation to an annual EVA target previously established. This annual bonus for headquarters executives was based solely on the Company's EVA performance. For executives of the Company's business groups, their annual bonus was based, depending on level of responsibility, either solely on their business group's EVA performance or on a combination of the Company's and their business group's EVA performance. Those targets were applied for all bonuses under the Annual

Performance Plan and the target bonus amount is established for each executive as a percentage of base salary. The percentage of base salary which is used for the target bonus is established by job grade groupings which in turn are based on levels of responsibility for the Company's performance. The target bonus percentage is higher as the job grade, and therefore the level of responsibility, increases.

     If the EVA performance goal is met, 100% of the target bonus is paid. If EVA performance improves but is less than the EVA goal, the bonus paid will be proportionally less than the target bonus. If EVA performance exceeds the EVA goal, the target bonus plus an additional bonus will be paid to the executive. In the case of an additional bonus, half is paid to the executive at the time that the target bonus is paid and the other portion of the additional bonus is carried forward into the next year to be paid subject to future results. If there is a decline in EVA performance, all or a portion of any bonus carried forward could be forfeited and could result in a negative bonus which would be carried forward to future years where it would reduce the bonus to be paid in future years. This plan could result in higher than competitive compensation for superior EVA performance or lower than competitive compensation for Company performance not meeting EVA goals. For Fiscal 1994 the EVA financial targets were exceeded by the Company.

  LONG-TERM INCENTIVE PLANS

     On February 4, 1994, the Compensation Committee granted to senior executives 5-year term options with an exercise price set at 29% above the average closing price for the Company's Common Stock on the New York Stock Exchange for the last 20 trading days in January, 1994. The 29% premium equals the percentage resulting from five compoundings of the five year United States government bond average annual percentage yield during the last 20 trading days in January, 1994.

     The number of options granted was determined by the Compensation Committee based on an independent consultant's analysis of award grants necessary to provide median long term awards for similarly situated executives at approximately 250 other companies. Within the data base of these 250 companies are two of the nine companies in the S & P 500 Machinery group (excluding Varity), and three of the five companies in the S & P 500 Auto Parts group, which two groups are shown on the graph under "Performance Graph". Grants made were determined to be at approximately the median value of awards made by these companies.

     Executive officers of one of the Company's subsidiaries received payouts of awards made in 1990 and 1992 under the 1990 and 1992 Group Long Term Incentive Plans, respectively. The payouts pursuant to each of the Plans were determined by formulas set at the time of the respective awards, which formulas were based on financial criteria covering the performance period of three fiscal years under the 1990 Plan and the increase in the Company's share price over a thirteen month period under the 1992 Plan. The payouts under each Plan were made over a two-year period, with the final payments made in 1994.

  SUPPLEMENTAL PENSION ARRANGEMENTS

     In March 1994, the Compensation Committee reviewed the vesting provisions of the supplemental pension retirement benefits described below under "Supplemental Pension Arrangements" and noted that they failed to offer basic vesting protection for the longer service executives below age 55. The Committee approved certain amendments to the vesting provisions of the supplemental pension arrangements for participants who were below age 55 (including Messrs. Arnold and Rice) which arrangements as so amended are described under "Supplemental Pension Arrangements".

  COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     The Company's executive compensation programs are designed to provide awards based on individual, operating group, and overall Company performance measures. It is the policy of the Company to minimize executive compensation that is non-deductible for tax purposes to the extent that there is no adverse effect on this performance related approach or the Company's ability to provide competitive compensation.

  COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Compensation Committee annually reviews Mr. Rice's base salary. A salary range for the CEO based on the Comparison Group data is established with the assistance of an independent compensation consultant. In determining salary adjustments within the set salary range, various factors are taken into account, none of which have specific weights attributed to them. These factors include individual performance, responsibility, time in position, current salary, and Company performance.

     In Fiscal 1993, EVA bonus targets for annual incentive plan purposes were introduced for senior executives and management throughout the Company. Based on the Company's fiscal 1994 EVA performance versus target, all employees at Varity's headquarters, including Mr. Rice, earned a bonus in excess of their target bonus. As with all senior executives of the Company, part of Mr. Rice's Fiscal 1994 bonus was payable in cash and part carried forward to the next fiscal year. Payment of the amount carried forward is dependent on EVA performance in the fiscal year ending January 31, 1996.

     In addition, on February 4, 1994, the Compensation Committee granted Mr. Rice options based on the same criteria used for other employees of the Company. The grant provided for options to purchase 163,200 shares of Common Stock with a term of five years, exercisable on or after February 4, 1995, at an exercise price representing a 29% premium over the average closing prices of the Company's Common Stock on the New York Stock Exchange for the last 20 trading days of January 1994.

                                            THE COMPENSATION COMMITTEE
                                            OF THE BOARD OF DIRECTORS

                                            Thomas N. Davidson, Chairman
                                            The Honorable Robin H. Warrender

PERFORMANCE GRAPH

     The following chart and graph sets forth the cumulative total shareholder return for the five year period ending January 31, 1995, for Varity, the S & P 500, the S & P Machinery group and the S & P Auto Parts group. The Company has chosen to show the S & P Machinery group since Varity is part of the S & P Machinery group. At the same time, the S & P Auto Parts group is shown since approximately 60% of Varity's sales last year were of automotive parts, even though that group is significantly more automotive aftermarket related than Varity's automotive parts business.

 MEASUREMENT AT                                   S&P
FISCAL YEAR ENDED                              MACHINERY       S&P AUTO
   JANUARY 31         VARITY     S&P 500     (DIVERSIFIED)      PARTS
- -----------------     ------     -------     -------------     --------
1990                    100        100            100             100
1991                     74        108             96              87
1992                     53        133            105             157
1993                    102        147            113             198
1994                    157        166            162             236
1995                    118        167            155             210

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth information concerning the compensation of the Company's Chief Executive Officer, each of the other four most highly compensated executive officers of the Company at the fiscal year end January 31, 1995, and Mr. Laurenzo, a highly compensated executive who retired during the year.

                                                                                         LONG TERM COMPENSATION
                                                                               ------------------------------------------
                                              ANNUAL COMPENSATION
                                      ------------------------------------       AWARDS(2)       PAYOUTS
                                                                 OTHER         -------------     --------
                                                                 ANNUAL         SECURITIES         LTIP       ALL OTHER
        NAME AND                      SALARY       BONUS      COMPENSATION      UNDERLYING       PAYOUTS     COMPENSATION
   PRINCIPAL POSITION        YEAR       ($)         ($)          ($)(1)         OPTIONS (#)        ($)        ($)(3)(4)
- -------------------------    -----    -------     -------     ------------     -------------     --------    ------------
V. A. RICE                    1994    780,000     881,699         79,881          163,200               0        114,946
  Chairman & Chief            1993    700,000     630,104        163,131          189,600               0      1,201,860
  Executive Officer           1992    643,500     903,000        125,745          263,287               0         81,050

V. D. LAURENZO (5)            1994    495,000     586,729         37,100          114,300               0         85,804
  Vice Chairman               1993    600,000     565,920        136,339          134,250               0        943,989
                              1992    543,500     654,000        118,607          187,340               0         71,550

N. D. ARNOLD                  1994    300,000     219,017          7,207           36,800               0         41,754
  Senior Vice President,      1993    285,000     164,930         64,919           46,950               0        284,889
  Chief Financial Officer     1992    270,000     216,000         33,520           53,217               0         22,305

J. A. GILROY                  1994    378,750     345,166              0           42,950               0              0
  Senior Vice President,      1993    315,000     223,986          7,271           51,900         243,083         90,340
  Chief Operating Officer     1992    260,000     207,350          9,088           16,213               0              0

E. J. GULDA                   1994    300,000     232,377              0           36,800         179,236         41,829
  Group Chief Executive       1993    260,000     274,220              0           26,600         166,737              0
  Kelsey-Hayes                1992    240,000     146,400              0            3,000               0              0

J. E. UTLEY                   1994    330,000     258,729              0           40,500         179,236        588,150
  Senior Vice President,      1993    315,000     184,414              0           51,900         166,737          3,824
  Strategic Marketing         1992    240,000     167,602              0              583               0        133,459

- ---------------

(1) Represents amount for tax gross-ups for (a) moving expenses, (b) interest free stock purchase loan (for 1992 and 1993), (c) tax return preparation fees and (d) club membership fees. The amounts also include annual director's fees of $25,000 each for Messrs. Rice and Laurenzo. The amounts for 1992 and 1993 also include the implied value of interest free stock purchase loans.

(2) As of January 31, 1995 there were no shares of restricted stock outstanding.

(3) The amounts for 1994 are those amounts contributed by the Company: (a) under the Company's savings plans ($666, $452, $1,493, $2,100 and $3,500, respectively, for Messrs. Rice, Laurenzo, Arnold, Utley and Gulda) (b) with respect to the basic retirement component of the Company's Retirement Equity and Deferred Compensation Plan (the "Deferral Plan") ($114,280, $85,352, $40,261, $38,329 and $38,329, respectively, for Messrs. Rice, Laurenzo, Arnold, Utley, Gulda), and (c) as additional pension contribution under the Deferral Plan of $547,721 for Mr. Utley. This additional pension contribution was in recognition of the payment due as described below under "Employment Agreements".

(4) All amounts deferred from a participant's salary or bonus under the Deferral Plan are included in the salary or bonus columns of the table for the year earned. Any profits and/or losses on these deferred amounts are not reflected in the above table since the return on these funds is based upon an assumed investment in one or more funds selected by the participant from those designated by the Company.

(5) Mr. Laurenzo retired as President of the Company on November 1, 1994. He continues to serve as a Director and non-executive Vice Chairman.



                       OPTION GRANTS IN LAST FISCAL YEAR

                                                       INDIVIDUAL GRANTS
      ------------------------------------------------------------------------------------------------------------------
                                              % OF
                                              TOTAL
                                             OPTIONS
                                             GRANTED                                               POTENTIAL REALIZABLE VALUE
                             NUMBER OF         TO         EXERCISE                                 AT ASSUMED ANNUAL RATES OF
                             SECURITIES     EMPLOYEES        OR                                   STOCK PRICE APPRECIATION FOR
                             UNDERLYING        IN           BASE                                          OPTION TERM
                              OPTIONS        FISCAL        PRICE       MARKET     EXPIRATION     ------------------------------
          NAME               GRANTED(1)       YEAR         ($/SH)      PRICE         DATE           5%($)            10%($)
- -------------------------    ----------     ---------     --------     ------     ----------     ------------     -------------
V. A. Rice                     163,200        20.86         58.75      44.375        2/3/99                 0         2,075,094

V. D. Laurenzo                 114,300        14.61         58.75      44.375        2/3/99                 0         1,453,896

N. D. Arnold                    36,800         4.70         58.75      44.75        3/28/99                 0           490,176

J. A. Gilroy                    42,950         5.49         58.75      44.375        2/3/99                 0           546,324

E. J. Gulda                     36,800         4.70         58.75      44.75        3/28/99                 0           490,176

J. Utley                        40,500         5.18         58.75      44.75        3/28/99                 0           539,460

All Named Executive            434,550        55.54         58.75         (1 )           (1)                0         5,595,126
  Officers

All Shareholders(2)                                                                               510,543,300     1,128,795,383

Named Exec. Off. Gain as                                                                                  0%.               .5%
  a Percentage of All
  Stockholders' Gain

- ---------------

(1) Messrs Rice, Laurenzo, Gilroy were granted options by the Compensation Committee on February 4, 1994 at which time the Company's common stock's price was $44.375. Messrs Arnold, Gulda, and Utley were granted options by the Compensation Committee on March 29, 1994 at which time the Company's common stock's market price was $44.75. All such options were granted with an exercise price of $58.75, which was set at 29% above the average closing price of the Company's common stock on the New York Stock Exchange for the last 20 trading days in January, 1994. All options fully vested one year from their grant date and have a five year term.

(2) As of January 31, 1995, there were 41,660,653 shares of Common Stock outstanding. The calculations shown for the 5% and 10% assumed annual rates of stock price appreciation would result from share prices of $56.63 and $71.47, respectively. The potential realizable value assumes the shares are held for five years. Actual gains will be dependent on future stock market conditions and there can be no assurance that these amounts will be achieved.



                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                   NUMBER OF
                                                   SECURITIES
                                                   UNDERLYING           VALUE OF
                                                  UNEXERCISED          UNEXERCISED
                                                   OPTIONS AT         IN-THE-MONEY
                                                   FY-END(#)           OPTIONS AT
                                                 --------------         FY-END($)
                       SHARES         VALUE                         -----------------
                    ACQUIRED ON     REALIZED      EXERCISABLE          EXERCISABLE
      NAME          EXERCISE(#)        ($)       /UNEXERCISABLE      /UNEXERCISABLE
- ----------------    ------------    ---------    --------------     -----------------
V. A. Rice               0              0            437,887             5,564,111
                                                    /163,200                    /0
V. D. Laurenzo           0              0            321,590             4,198,289
                                                    /114,300                    /0
N. D. Arnold             0              0            100,167             1,192,593
                                                     /36,800                    /0
J. A. Gilroy             0              0             68,113               363,333
                                                     /42,950                    /0
E. J. Gulda              0              0             19,950                     0
                                                     /43,450               /12,469
J. E. Utley              0              0             52,483                13,065
                                                     /40,500                    /0

UNITED KINGDOM PENSION PLAN

     Executive officers of the Company located in the United Kingdom are eligible to participate in a Varity Group Executive Pension Scheme (the "U. K. Pension Plan") for senior U.K. management, which includes a defined benefit plan. Pension income in the defined benefit plan at normal retirement is based on the employee's years of service and his average base salary (excluding performance-related bonuses) received during his last three years of employment and is not subject to offset by the amount of U.K. social security benefits.

     In addition to United Kingdom social security benefits to which such a person may be entitled, the following table illustrates the amount of annual pension benefits (in U.K. pounds) payable from the defined benefit plan on a straight life annuity basis to an individual with the indicated earnings and years-of-service at the individual's normal retirement date.

                               PENSION PLAN TABLE

                                                              YEARS OF SERVICE
                  --------------------------------------------------------------------------------------------------------
  REMUNERATION          10               15               20                25                30                 35
  ------------    --------------   --------------   ---------------   ---------------   --------------   -----------------
(pound) 100,000   (pound) 25,169   (pound) 37,754    (pound) 50,339    (pound) 63,484   (pound) 63,297     (pound) 63,109
        150,000           38,503           57,754            77,005            96,817           96,630             96,443
        200,000           51,836           77,754           103,672           130,150          129,963            129,776
        250,000           65,169           97,754           130,339           163,484          163,297            163,109
        300,000           78,503          117,754           157,005           196,817          196,630            196,443

     Mr. Gilroy is a member of the defined benefit plan. Mr. Gilroy had remuneration (salary as set forth in the Summary Compensation Table) of U.S. $378,750 (approximately (pound) 246,000) for Fiscal 1994 and 6 years of credited service.

KELSEY-HAYES PENSION PLAN

     The Company's Kelsey-Hayes subsidiary sponsors a defined benefit retirement income plan. These plans cover substantially all salaried employees.

     Pension benefits from the defined benefit retirement plan are calculated by averaging the participant's highest consecutive 60 months of compensation of the final 120 consecutive months compensation (but not in excess of the statutory limit, which for 1994 was US$ 150,000), and providing 1% of the first US$ 7,800 thereof and 1 1/3% of the remainder for each of the first 30 years of service, and and 1/2% and 2/3%, respectively, for each of the next 10 years of service. Benefits paid under this plan are not subject to offset for social security benefits.

     The following table illustrates the annual pension benefits payable from the Kelsey-Hayes pension plan to a person in the specified earnings and years of service classifications at normal retirement date.

 5-YEAR
AVERAGE
 ANNUAL      10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
EARNINGS     SERVICE      SERVICE      SERVICE      SERVICE      SERVICE      SERVICE
- --------     --------     --------     --------     --------     --------     --------
$ 50,000     $ 6,407      $ 9,610      $12,813      $16,017      $19,220      $20,922
$100,000     $13,073      $19,610      $26,147      $32,683      $39,220      $42,498
$150,000     $19,740      $29,610      $39,480      $49,350      $59,220      $64,155
$200,000     $19,740      $29,610      $39,480      $49,350      $59,220      $64,155
$250,000     $19,740      $29,610      $39,480      $49,350      $59,220      $64,155
$300,000     $19,740      $29,610      $39,480      $49,350      $59,220      $64,155
$350,000     $19,740      $29,610      $39,480      $49,350      $59,220      $64,155
$400,000     $19,740      $29,610      $39,480      $49,350      $59,220      $64,155

     Mr. Utley and Mr. Gulda are members of the Kelsey-Hayes retirement income plan and for fiscal 1994 had total compensation of US$ 588,729 and US$ 532,377, respectively (salary and bonus as set forth in the Summary Compensation Table) which is in excess of US$ 150,000 (the statutory limit). My Utley and Mr. Gulda have 12 years and 9 months of service and 5 years and 1 month of service, respectively.

SUPPLEMENTAL PENSION ARRANGEMENTS

     In conjunction with the reincorporation of the Company in the United States in 1991, the Canadian defined benefit plan in which the Company's headquarters employees who relocated from Canada to the United States (the "Headquarters Transferees") had participated was replaced by the Deferral Plan, a defined contribution plan in which they now participate. The retirement income they will receive under the Deferral Plan, particularly if they retire early, would be significantly less relative to their compensation as active employees than it would have been under the Canadian defined benefit plan and significantly less, on the same basis, than is generally the case for employees of comparable companies.

     To address this inequity, during 1992 and 1993 the Compensation Committee's predecessor committee approved the supplemental retirement benefits described below for the seven Headquarters Transferees, including Messrs. Arnold, Laurenzo and Rice. In the case of Messrs. Laurenzo and Rice, these supplemental retirement benefits were also granted in consideration of the obligations undertaken by them in the employment contracts ("Employment Agreements") described below under "Employment Agreements", including their obligations to use their best efforts to plan and provide for an effective and orderly succession to their positions.

     Each of the Headquarters Transferees will receive annual supplemental pension benefits which, together with amounts payable under the basic retirement element of the Deferral Plan, the commuted value of benefits accrued under, or paid in lieu of, one portion of the Company's former Canadian defined benefit plan and in the case of Headquarters Transferees other than Messrs. Laurenzo and Rice the commuted value of benefits under another portion of the Company's former Canadian defined benefit plan (each as adjusted to reflect earnings or losses periodically deemed to have accrued and expressed as a life annuity), will equal 45% of final average cash compensation (with a surviving spouse benefit equal to 60% of the basic benefit) if the Headquarters Transferee retires at age 55, increased (other than in the case of Mr. Rice) by 0.125 percentage points for each month by which retirement is deferred from age 55. In March 1994, the benefits were amended to provide immediate vesting for those executives below age 55, including Messrs. Arnold and Rice, and the percentage of final average cash compensation to be paid under the plan (including the amounts payable under other plans as described above) shall grow ratably to 45% at age 55. Final average cash compensation is the average of the highest three years' compensation, consisting of base salary and bonus, for the 10 fiscal years prior to retirement or, in the case of Messrs. Laurenzo and Rice, the average of the highest three years' base salary plus the average of the highest three years' bonus for the six 12-month periods ending with the date of retirement. For this purpose, base salary will be not less than $545,846 in the case of Mr. Laurenzo and not less than $732,028 in the case of Mr. Rice and bonus will be not less than 60% and not more than 90% of base salary in the case of Mr. Laurenzo and not less than 70% and not more than 100% of base salary in the case of Mr. Rice. In addition Mr. Laurenzo and Mr. Rice are entitled upon retirement to a cash lump sum supplemental pension benefits of $1,250,000 and $1,500,000, respectively. Mr. Laurenzo upon retirement received the $1,250,000 supplemental pension benefit. The Employment Agreement with Mr. Rice also provides that his retirement date may be extended one year at the option of the Company on six months' notice to Mr. Rice and from year to year thereafter by mutual agreement and that, in the case of any such deferral, the minimum final average base salary specified above ($732,028) will be increased by 5%, and the percentage of final average cash compensation specified above (45%) will be increased by 1.5 percentage points, for each year of deferral.

     These supplemental pension benefits will be paid in cash following termination in the form and at the times available under any of the payment options provided for in the Deferral Plan, including as an annuity (except for the cash lump sum payments to Messrs. Laurenzo and Rice), in a cash lump sum at the time of termination or in the following year, or in annual installments, as elected by the participant in accordance with the terms of the Deferral Plan, or upon a change in control of the Company. In the event of death, disability or (subject to a Headquarters Transferee having a combined total of 65 years of age and service) involuntary dismissal, all supplemental pension benefits will remain payable as if employment had continued until age 55 (or, in the case of Mr. Rice, the expected or deferred date of retirement), except that the time of payment will reflect the actual date of termination. The Company is required to fund the supplemental pension benefits through a trust which has been established for the payment of benefits under the Deferral Plan. Amounts deposited in the trust will be subject to claims of general creditors of the Company.

     Supplemental pension benefits will not be paid if payments become due after termination of employment under the employment termination agreements described below under "Termination Arrangements."

EMPLOYMENT AGREEMENTS

     The Company, on September 23, 1992, entered into Employment Agreements with Messrs. Laurenzo and Rice which set out the terms and conditions of their employment, specify compensation arrangements and provide for the payment of supplemental pension benefits. Among other things, the Employment Agreements specify minimum annual base salaries of $545,000 and $645,000 for Messrs. Laurenzo and Rice, respectively, during their respective employment periods, which were to expire on June 1, 1994 in the case of Mr. Laurenzo and September 1, 1996 in the case of Mr. Rice, subject, in the case of Mr. Rice, to extension as described under "Supplemental Pension Arrangements." Each of the Employment Agreements also provides for the continued participation by Messrs. Laurenzo and Rice in all incentive and other employee benefit programs and for the payment of supplemental pension benefits following retirement as more fully described under "Supplemental Pension Arrangements." On December 20, 1993 Mr. Laurenzo's Employment Agreement was amended to extend his employment period to November 1, 1994. Mr. Laurenzo retired on November 1, 1994 and is entitled to receive the supplemental pension benefits.

     Mr. Utley had an employment agreement ("Prior Agreement") with Kelsey-Hayes at the time that it was acquired by the Company in 1989. In 1992, the Company and Mr. Utley replaced the Prior Agreement with a new employment agreement extending until December 31, 1994. Under the new employment agreement, the Company was obligated to pay Mr. Utley, subject to his continued employment, $547,721 on December 31, 1994. Mr. Utley who continues to be employed by the Company was paid $547,721 in January 1995.

TERMINATION ARRANGEMENTS

     The Company has entered into agreements with the executive officers named in the Summary Compensation Table and certain other key executive officers (Mr. Laurenzo's termination agreement ended upon his retirement) which provide that, upon one of the events described below, all stock options held by such persons would immediately vest and become exercisable and such persons would be entitled to the immediate payment of deferred and contingent compensation.

     In addition, if their employment terminates prior to the end of the second full calendar year following one of such events, they would be entitled to certain termination benefits. These termination benefits would include lump sum payments equal to a multiple of the total annual cash compensation (other than bonuses) of such persons at the time of termination or the occurrence of such event, whichever is greater, and the highest incentive bonus earned during any of the previous three fiscal years. This multiple would be 4.4 in the case of Mr. Rice and 3.35 in the case of the other key executives, reflecting in each case, the imputed value of foregone employee benefits. In addition, such persons could require the Company to purchase all stock options outstanding at the time of termination at a price for each option equal to the difference between the exercise price and the higher of the market value of the Common Stock at the time of termination or the highest price per share paid by a person or group who has acquired or has the right to acquire 25% or more of the outstanding Common Stock. In the alternative, such persons could exercise such options and would be entitled to five-year interest-free loans from the Company to finance such exercise.

     Mr. Rice would be entitled to these benefits in the event that (i) any person or group should acquire or have the right to acquire 25% or more of the outstanding Common Stock; (ii) any director were elected to the Board of Directors without the approval of a majority of the directors (the "Prior Board") then in office who were either directors at the date of the agreement or whose election was previously so approved; (iii) any director were elected to the Board of Directors without the approval of such executive and the employment of such executive is terminated; or (iv) the Board of Directors shall have adopted a resolution to the effect that, for purposes of the agreement, a change in control of the Company has occurred. Other key executives would be entitled to these benefits in the event that (i) any person or group should acquire or have the right to acquire 25% or more of the outstanding Common Stock and a majority of the Prior Board shall have determined that such benefits should be paid; (ii) any director were elected to the Board of Directors without the approval of a majority of the Prior Board; or (iii) the Board of Directors shall have adopted a resolution to the effect that, for purposes of the agreement, a change in control of the Company has occurred. Each key executive would also be entitled to an additional amount as reimbursement for any tax payable because (i) the benefits received have been treated as other than reasonable compensation for personal services actually rendered and (ii) the Company provided an interest free loan in connection with the exercise of stock options. Additionally, each key executive would be entitled to reimbursement of any legal expenses incurred to enforce the executive's rights to these termination benefits.

                         4. OTHER STOCKHOLDER OWNERSHIP

     The ownership position of stockholders who, to the knowledge of the Company (based on filings with the SEC, except for the holdings of Canada Development Investment Corporation) are the beneficial owners of more than 5% of the outstanding Common Stock or Class II Preferred Stock of the Company and certain other information are set forth in the following table:

  VARITY STOCK BENEFICIALLY OWNED OR OVER WHICH CONTROL OR DIRECTION EXERCISED

                                                                  SHARES       PERCENT OF CLASS(1)
                                                OWNERSHIP OF   DEEMED TO BE   ----------------------
                                     TITLE OF   OUTSTANDING    BENEFICIALLY    CURRENT    BENEFICIAL
     NAME OF BENEFICIAL OWNER         CLASS        SHARES         OWNED       OWNERSHIP   OWNERSHIP
- ----------------------------------  ----------  ------------   ------------   ---------   ----------
FMR Corp. and Fidelity
  Magellan Fund &
  Research Corporation
  111 Devonshire Street
  Boston, Massachusetts             Common        4,326,606(2)   4,326,606       10.6        10.6
Mellon Bank Corporation
  One Mellon Bank Center
  Pittsburgh, Pennsylvania          Common        3,727,000(3)   3,727,000        9.1         9.1
Canada Development
  Investment Corp.
  Scotia Plaza
  Suite 2703                        Class II      1,250,000      1,250,000       62.5        62.5
  Toronto, Ontario                  Common               --        416,662(4)      --         1.0
Stark Investments(5)
  2 Rocky Point Road                Class II        337,000        600,000(6)    16.8        30.0
  Old Greenwich, Connecticut        Common               --        200,000(7)      --          .5
Aurora L. P.(5)
  2 N. LaSalle
  Suite 500                         Class II        175,800        175,800        8.8         8.8
  Chicago, Illinois                 Common               --         58,600(8)      --          .1

- ---------------

Notes:

(1) Percentages are calculated on the basis of the number of outstanding shares as of the record date, excluding securities held by or for the account of the Company or its subsidiaries, plus Common Stock deemed outstanding under the rules of the SEC (shares which will be outstanding if a shareholder exercises his particular conversion or option rights which are exercisable within 60 days). The shares of Class II Preferred Stock are convertible at any time at a conversion price of Cdn. $75.00 (U.S. $61.50) per share of Common Stock.

(2) As reported in, and based solely upon a Schedule 13G dated February 14, 1995 filed with the Securities and Exchange Commission by FMR Corp. According to that report FMR Corp. beneficially owns 4,326,606 Common Shares and Fidelity Magellan Fund owns 4,288,100 of those Common Shares beneficially owned by FMR Corp.

(3) As reported in, and based solely upon a Schedule 13G dated February 2, 1995 filed with the Securities and Exchange Commission by Mellon Bank Corporation. According to that report Mellon Bank Corporation beneficially owns 3,727,000 Common Shares. The shares listed on said 13G are beneficially owned by the following subsidiaries of Mellon Bank Corporation: Boston Safe Deposit and Trust Company; Mellon Bank, N.A.; Franklin Portfolio Associates Trust; The Boston Company Advisors, Inc.; The Boston Company Asset Management, Inc.; and The Dreyfus Corporation.

(4) Represents 416,662 shares of Common Stock issuable upon the conversion of 1,250,000 shares of Class II Preferred Stock.

(5) Stark Investments has trading discretion over the securities of the Company held in accounts managed by Stark Investments including the 175,800 shares of Class II Preferred Stock owned by Aurora L. P.

(6) Includes 175,800 shares of Class II Preferred Stock owned by Aurora L.P.

(7) Represents 200,000 shares of Common Stock issuable upon conversion of 600,000 shares of Class II Preferred Stock.

(8) Represents 58,660 shares of Common Stock issuable upon conversion of 175,800 shares of Class II Preferred Stock.

              5. STOCKHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING

     Business to be raised by a stockholder will not be considered at the Annual Meeting to be held in 1996 unless a notice complying with the Company's Certificate of Incorporation is received at the principal executive office of Varity at least fifty (50) days prior to that meeting. Stockholders wishing to invoke the provisions of the rules of the SEC regarding the inclusion of a proposal in Varity's proxy material for its Annual Meeting of Stockholders to be held in 1996 must submit such proposals to Varity, in accordance with these rules, for receipt not later than December 21, 1995.

                                6. OTHER MATTERS

     As of this date, the Board of Directors does not know of any business to be brought before the meeting other than as specified above. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

                           7. SOLICITATION OF PROXIES

     A proxy may be revoked by notice in writing to the Secretary at any time prior to the exercise thereof.

     The Company intends to request banks and brokers who hold shares in their names or custody, or in the name of nominees for others, to forward copies of the proxy material to those persons for whom they hold such shares and to request authority for the execution of proxies. The Company has also retained the firm of Georgeson & Company to assist in the solicitation of proxies. The fee of such firm, estimated to be approximately $7,500 plus expenses, as well as other costs of soliciting proxies, will be borne by the Company.

                                           Kenneth L. Walker
                                           Secretary

April 21, 1995

                              VARITY CORPORATION
                              WORLD HEADQUARTERS
                             672 DELAWARE AVENUE
                           BUFFALO, NEW YORK 14209

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Neil D. Arnold, Frederick J. Chapman or Kenneth L. Walker, proxies of the undersigned with power of substitution to vote all shares of stock of the undersigned in Varity, a Delaware corporation, with like effect as if the undersigned were personally present and voting at the annual meeting of shareholders of Varity to be held on May 25, 1995 and at any adjournment or adjournments thereof, on the following matters and, at their discretion, upon any other business which may properly come before the meeting.

        Anyone giving a proxy may revoke it at any time prior to the voting thereof by signing, dating and delivering a subsequent proxy or written notice to the Corporate Secretary of Varity or by attending the meeting and notifying the Corporate Secretary of his or her intention to vote in person.

                 THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
             PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

                                   The Board of Directors Recommends a vote "FOR all nominees" in item 1 and "FOR" Item 2.

Item 1- Election of the            P.M.F. Cheng, W.A. Corbett, T.N. Davidson,
        following nominees         R.M. Gates, L.F. Kahl, V.D. Laurenzo,
        as Directors:              W.D. McKeough, B.H. Nicholson, V.A. Rice,
                                   W.S. Rustand, W.R. Teschke and R.H. Warrender

FOR all nominees      WITHELD
(except as marked     for all      Enter the name(s) of any nominee(s) for whom
to the contrary       Nominees     you wish to withhold authority to vote:
to the right)
    / /                 / /        ----------------------------------------

Item 2- Approve the Appointment
        of KPMG Peat Marwick L.L.P.
        as independent auditors.

        FOR   AGAINST   ABSTAIN
        / /     / /       / /


                                        The undersigned hereby acknowledges
                                        receipt of the Notice of the Annual
                                        Meeting of Shareholders and a Proxy
                                        Statement for the Annual Meeting.
                                        DATED: ______________________, 1995
                                        ___________________________________
                                        ___________________________________
PLEASE MARK INSIDE BLUE BOXES               (Signature if held jointly)
SO THAT DATA PROCESSING EQUIPMENT
WILL RECORD YOUR VOTES.